As filed with the Securities and Exchange Commission on January 31, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________
FACEBOOK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-1665019
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
1601 Willow Road
Menlo Park, California 94025
(Address of Principal Executive Offices) (Zip Code)

2012 Equity Incentive Plan
(Full Title of the Plans)
______________________
David M. Wehner
Chief Financial Officer
Facebook, Inc.
1601 Willow Road
Menlo Park, California 94025
(Name and Address of Agent For Service)
(650) 543-4800
(Telephone Number, including area code, of agent for service)
______________________

Copies to:

James D. Evans, Esq. Ran D. Ben-Tzur, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Colin S. Stretch, Esq. David W. Kling, Esq. Michael L. Johnson, Esq. Facebook, Inc. 1601 Willow Road Menlo Park, California 94025 (650) 543-4800
______________________
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.000006 par value per share
Reserved for future issuance under the 2012 Equity Incentive Plan	59,661,956(2)	$145.77(3)	$8,696,923,326	$1,054,067
TOTAL	59,661,956		$8,696,923,326	$1,054,067

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)
Represents additional shares of the Registrant’s Class A common stock reserved for issuance under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”) pursuant to the provisions of the 2012 Plan that provide for an automatic annual increase in the number of shares reserved for issuance under the 2012 Plan.

(3)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Class A common stock as reported on the Nasdaq Global Select Market on January 29, 2019.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Facebook, Inc. (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 59,661,956 additional shares of the Registrant’s Class A common stock for issuance under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”), pursuant to the provisions of the 2012 Plan that provide for an automatic annual increase in the number of shares reserved for issuance under the 2012 Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on February 1, 2018 (Registration No. 333-222823), February 1, 2013 (Registration No. 333-186402) and May 21, 2012 (Registration No. 333-181566). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on January 31, 2019;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

(c)
the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-35551) filed with the Commission on May 14, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K prior or subsequent to the filing of this Registration Statement shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.
Item 5. Interests of Named Experts and Counsel.
As of the date of this Registration Statement, attorneys of Fenwick & West LLP beneficially own an aggregate of approximately 20,000 shares of the Registrant’s capital stock (or securities convertible into shares of the Registrant's capital stock).

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant.	10-Q	001-35551	3.1	July 31, 2012
4.2	Amended and Restated Bylaws of the Registrant.	10-Q	001-35551	3.2	July 31, 2012
4.3	Form of Registrant's Class A common stock certificate.	S-1	333-179287	4.1	February 8, 2012
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	2012 Equity Incentive Plan, as amended	10-Q	001-35551	10.1	April 26, 2018
99.2	2012 Equity Incentive Plan forms of award agreements.	10-Q	001-35551	10.2	July 31, 2012
99.3	2012 Equity Incentive Plan forms of award agreements (Additional Forms).	10-K	001-35551	10.3(C)	January 29, 2015
99.4	2012 Equity Incentive Plan forms of award agreements (Additional Forms).	10-Q	001-35551	10.1	May 4, 2017
99.5	2012 Equity Incentive Plan forms of award agreements (Additional Forms).	10-Q	001-35551	10.1	July 27, 2017
99.6	2012 Equity Incentive Plan forms of award agreements (Additional Forms).	10-Q	001-35551	10.2	April 26, 2018
99.7	2012 Equity Incentive Plan forms of award agreements (Additional Forms).	10-K	001-35551	10.3(G)	January 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 31st day of January, 2019.

FACEBOOK, INC.

Date:	January 31, 2019	/S/ David M. Wehner
David M. Wehner
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Registrant do hereby constitute and appoint David M. Wehner, Chief Financial Officer, and David W. Kling, Vice President, Deputy General Counsel and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mark Zuckerberg	Chairman and Chief Executive Officer	January 31, 2019
Mark Zuckerberg	(Principal Executive Officer)
/s/ David M. Wehner	Chief Financial Officer	January 31, 2019
David M. Wehner	(Principal Financial Officer)
/S/ Susan J.S. Taylor	Chief Accounting Officer	January 31, 2019
Susan J.S. Taylor	(Principal Accounting Officer)
/s/ Marc L. Andreessen	Director	January 31, 2019
Marc L. Andreessen
/s/ Erskine B. Bowles	Director	January 31, 2019
Erskine B. Bowles
/s/ Kenneth I. Chenault	Director	January 31, 2019
Kenneth I. Chenault
/s/ Susan D. Desmond-Hellmann	Director	January 31, 2019
Susan D. Desmond-Hellmann
/s/ Reed Hastings	Director	January 31, 2019
Reed Hastings
/s/ Sheryl K. Sandberg	Director	January 31, 2019
Sheryl K. Sandberg
/s/ Peter A. Thiel	Director	January 31, 2019
Peter A. Thiel
/s/ Jeffrey Zients	Director	January 31, 2019
Jeffrey Zients